UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 28, 2019 (October 24, 2018)

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this "Form 8-K/A") is an amendment to the Current Report of Form 8-K of Bank of Hawaii Corporation, filed with the Securities Exchange Commission on October 24, 2018 (the "Original Form 8-K").  This Form 8-K/A is being filed for the purpose of correcting fiscal year end date from 10/24 to 12/31.  No other changes were made to the Original Form 8-K.  References to the exhibits in this Form 8-K/A are references to the exhibits filed with the Original Form 8-K.

Item 5.03    Amendments to Articles of Incorporation or Bylaws.

On October 19, 2018, the Bank of Hawaii Corporation’s (the “Company”) Board of Directors (the “Board”) approved an amendment to the Company’s Amended and Restated By-Laws (as amended, the “By-Laws”) to adopt an exclusive forum bylaw provision designating the courts of Delaware as the sole permissible venues for most shareholder class and derivative litigation against the Company or its directors under Section 8.1 of the By-Laws. The amendment of the By-Laws of the Company became effective immediately upon its adoption. The amendment is designed to protect the Company and its shareholders by preventing waste and allowing the Company to better manage its litigation landscape by imposing order and consistency before litigation begins and avoiding duplicative lawsuits, excessive expense and venue abuse.

The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is being filed as Exhibit 3.2 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01                                       Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

3.2     Amended and Restated By-Laws of Bank of Hawaii Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2019	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary